Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Precision Strip Retirement and Savings Plan

Minster,  Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-147226) of Reliance Steel & Aluminum Co. of our report dated June 15, 2018, relating to the financial statements and supplemental schedules of the Precision Strip Retirement and Savings Plan which appear in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Los Angeles, California

June 15, 2018